UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2013 (June 19, 2013)

Anoteros, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7077 East Marilyn Road, Building 5, Suite 142n Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

       Registrant’s telephone number, including area code:  (310) 997-2482

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Registrant recently moved its principal executive offices to 7077 East Marilyn Road, Building 5, Suite 142n, Scottsdale, Arizona  85254.

On June 19, 2013, the Registrant sold 1,000,000 shares of common stock to Mr. Michael Lerma, the Registrant’s chief financial officer, 1,000,000 shares of common stock to Mr. Robert O’Connor, a Director of the Registrant, and 200,000 shares of common stock to Mr. Frederick D. Pettit, a Director of the Registrant, all at a per share price of $0.01, and all in consideration for services actually already rendered.

Pursuant to General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K under the section entitled “Item 8.01 Other Disclosures” is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Anoteros, Inc.

Dated:  June 25, 2013

By:         /S/  Michael Lerma
Michael Lerma, Chief Financial Officer